Exhibit (14)


                          Independent Auditors' Consent
                          ------------------------------

The Board of Trustees
Harris Insight Funds Trust:

We consent to the use of our report dated February 13, 2004 with respect to the financial statements of the Harris Insight Government Money Market Fund, Money Market Fund, Tax-Exempt Money Market Fund, High Yield Select Bond Fund, High Yield Bond Fund, Intermediate Tax-Exempt Bond Fund, Tax-Exempt Bond Fund, International Fund, Small-Cap Aggressive Growth Fund, Emerging Markets Fund, Short/Intermediate Bond Fund, Bond Fund, Intermediate Government Bond Fund, Equity Fund, Core Equity Fund, Small-Cap Opportunity Fund, Small-Cap Value Fund, Index Fund, and the Balanced Fund, (the nineteen portfolios constituting the Harris Insight Funds Trust) collectively "the Funds," incorporated by reference herein and to the reference to our firm under the heading "Financial Highlights" in the Registration Statement on Form N-14 of the Harris Insight Funds Trust - High Yield Bond Fund and to the references to our firm under the heading "Financial Highlights" in the Prospectuses dated May 1, 2003 incorporated by reference herein and under the heading "Independent Accountants and Reports to Shareholders" in the Statement of Additional Information dated March 10, 2004 in the Registration Statement of the Harris Insight Funds Trust included herein.

 /s/ KPMG LLP


Philadelphia, Pennsylvania
April 9, 2004